COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

         COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT dated as of July 15, 1998, by and among The First National Bank of Maryland, a national banking association organized under the laws of the United States, not in its individual capacity but solely as trustee (the "Indenture Trustee") with respect to the First Priority Ship Mortgage Notes Due 2005 (the "Notes") issued under the Indenture and as the Collateral Agent and trustee hereunder (the "Collateral Agent and Trustee"), The Bank of New York, a New York trust company (the "Lender") and Millenium Seacarriers, Inc., a Cayman Islands company (the "Company") and each subsidiary of the Company listed on the signature pages hereto (each such subsidiary referred to herein individually as a "Subsidiary Guarantor" and, collectively, as the "Subsidiary Guarantors", and, together with the Company, the "Grantors").

         The Company has entered into the Credit Agreement and currently herewith is issuing the Notes. To induce the holders of the Notes to purchase such securities and to induce the Lender to enter into the Credit Agreement, the Subsidiary Guarantors have agreed to enter into the Mortgages in order to secure their obligations in respect of the Notes and the Credit Agreement.

         The Company has requested the Collateral Agent and Trustee to act, and the Collateral Agent and Trustee has agreed to so act, (i) as the agent of the Indenture Trustee for the benefit of the holders of the Notes and (ii) as the agent of, and trustee for, the Lender.

         The parties hereto desire to set forth their understanding with respect to the Collateral Agent and Trustee's rights and duties regarding the Collateral and the respective interests of the parties hereto in and to the Collateral.

         In consideration of the premises and other benefits, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. Any capitalized term not otherwise defined herein shall have the meaning assigned to such term in the Indenture. As used herein, the following terms shall have the meanings set forth in this Section 1.

         "ACCEPTABLE BANK" means a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         "AGREEMENT" means this Collateral Agency and Intercreditor Agreement, as the same may from time to time be amended, supplement or otherwise modified in accordance with its terms and the terms hereof.

         "ASSIGNMENTS OF INSURANCE" means each of the Insurance Assignments granted to the Collateral Agent and Trustee by the Subsidiary Guarantors on the insurances on the Vessels to secure the obligations under the Indenture, the Notes and the Credit Agreement.

         "COLLATERAL" means the Vessels subject to the Mortgages, together with all insurances taken out and in effect from time to time with respect to the Vessels.


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         "COLLATERAL AGENT AND TRUSTEE" means The First National Bank of
Maryland not in its individual capacity but solely as collateral agent and trustee under this Agreement until its resignation or removal pursuant to the provisions of Section 4.5 hereof and, upon such resignation or removal, any successor Collateral Agent and Trustee appointed pursuant to the provisions of
Section 4.5 hereof until such successor's resignation or removal as Collateral Agent and Trustee pursuant to the provisions of Section 4.5 hereof.

         "COMPANY" means Millenium Seacarriers, Inc., a Cayman Islands company.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of July 20, 1998 among the Lender, the Company and the Subsidiary Guarantors.

         "DEBT INSTRUMENTS" means, collectively, the Indenture and the Credit Agreement.

         "DEFAULT" means a "DEFAULT" as defined in the Indenture.

         "EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in the Indenture and an "EVENT OF DEFAULT" as defined in the Credit Agreement.

         "INDENTURE" means the Indenture dated as of the date hereof among the Company, the Subsidiary Guarantors and the Indenture Trustee pursuant to which the Notes were issued, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

         "INDENTURE TRUSTEE" means The First National Bank of Maryland, not in its individual capacity but solely as trustee under the Indenture, and any successor trustee appointed thereunder.

         "ISSUE DATE" means July 24, 1998.

         "MAJORITY SECURED CREDITORS" means, at any time, holders of a majority in aggregate principal amount of the outstanding Indebtedness under the Debt Instruments.

         "MORTGAGE" means each of the mortgages granted to the Collateral Agent and Trustee by the Subsidiary Guarantors on the Vessels to secure the obligations under the Indenture and the Credit Agreement.

         "NOTES" means the 12% First Priority Ship Mortgage Notes Due 2005 issued by the Company in an aggregate principal amount of $100,000,000 under the Indenture.

         "OBLIGATIONS" means, collectively, the Company's obligations under or in respect of the Notes, the Credit Agreement and the related Security Agreements and the obligations of the Subsidiary Guarantors under the Indenture, the Security Agreements and the Credit Agreement.

         "POTENTIAL PAYMENT EVENT OF DEFAULT" means a default in the payment of principal, premium or interest when due and payable under any Obligations represented by any Debt Instruments that, after notice or lapse of time or both, would constitute an Event of Default if such payment was not made within the applicable grace or cure period.

         "PROCEEDS" includes (a) all proceeds relating to the conversion, voluntary or involuntary, and the interest payable thereon of the Collateral, or any part thereof, into cash or liquidated claims, including proceeds of insurance and the right to collect and receive the same; (b) all proceeds, both cash and non-cash, of the Collateral which may be sold or otherwise disposed of; and (c) all tolls, rents, issues, profits, revenues and other income, and in and to all proceeds and payments, from or on account of the Collateral.



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         "REGISTRATION  JURISDICTION"  means the jurisdiction under whose laws a
Vessel is registered.

         "REPRESENTATIVES" means, collectively, the Indenture Trustee and the Lender and each of them individually.

         "RESPONSIBLE OFFICER" when used with respect to the Collateral Agent and Trustee means any officer assigned to the corporate trust office of the Collateral Agent and Trustee and also means, with respect to any particular corporate trust matter, any other officer of the Collateral Agent and Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SECURED CREDITORS" means any holders from time to time of Secured Debt then outstanding in accordance with their related Debt Instruments, together with the Representatives and the Collateral Agent and Trustee.

         "SECURED DEBT" means the payment obligations and all other amounts owing under or in connection with the Notes and the Credit Agreement.

         "SECURITY AGREEMENTS" means (i) this Agreement, (ii) the Mortgages and
(iii) the Assignments of Insurances and any other similar instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended in accordance with their respective terms and the Debt Instruments.

         "SENIOR REPRESENTATIVE" means the Indenture Trustee.

         "SUBSIDIARY GUARANTORS" means each of the subsidiary guarantors a party hereto.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in effect on the date of this Agreement.

         "WORKING CAPITAL LOANS" shall have the meaning assigned to the term "Loans" in the Credit Agreement.

                                   ARTICLE II
                 APPOINTMENT OF THE COLLATERAL AGENT AND TRUSTEE

                  SECTION 2.1. APPOINTMENT. Each Representative, for the benefit of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which such Representative acts, hereby designates and appoints the Collateral Agent and Trustee, as agent and, in the case of the Lender, also as trustee and the Collateral Agent and Trustee hereby accepts such designation and appointment, to serve as agent and, in the case of the Lender, also as trustee for such Representatives in the manner and upon the terms and conditions set forth herein. Each Representative, on behalf of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which such Representative acts, hereby irrevocably authorizes, and each Secured Creditor, by its acceptance of the benefit of any Security Agreement or Debt Instrument, shall be deemed irrevocably to have authorized such Representative to authorize the Collateral Agent and Trustee upon written instructions from such Representative, to take such action on behalf of such Representative, for the benefit of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which such Representative acts, as such Representative may direct and as shall be permitted to be taken under the provisions hereof and under the Security Agreements, including to foreclose or otherwise realize upon any Collateral and, upon the specific direction of such Representative, to initiate, prosecute and defend any and all legal proceedings against the Company or any other party (excluding the Representatives) to any Security Agreement.



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                                   ARTICLE III
                              THE SECURITY INTEREST

         SECTION 3.1. RECORDING, ETC. The Grantors will cause the applicable Security Agreements, including the Mortgages and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Collateral Agent and Trustee and shall take all further action that may be necessary and desirable in order fully to preserve, protect and perfect the Lien of the Collateral Agent and Trustee securing the Obligations (for the ratable benefit of the Secured Creditors) and to effectuate and preserve the security of the Secured Creditors and all rights of the Collateral Agent and Trustee. Without limiting the foregoing, the Collateral Agent and Trustee is hereby authorized (but shall not be obligated) to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien created hereunder and under the other Security Agreements, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent and Trustee as secured party.

         SECTION 3.2. PROTECTION OF THE COLLATERAL. The Collateral Agent and Trustee shall have the power to enforce the obligations of the Grantors under this Agreement and under the other Security Agreements, to the extent permitted hereunder and thereunder, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Security Agreements and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Secured Creditors.

         SECTION 3.3. RELEASE OF LIEN. (a) So long as no Event of Default has occurred and is continuing, Collateral may be released from the Lien and security created by this Agreement and the other Security Agreements, as the case may be, at any time or from time to time in accordance with the express provisions of the Debt Instruments, this Agreement and the other Security Agreements.

         (b) Upon the request of the Grantors and pursuant to an Officer's Certificate certifying that all conditions precedent hereunder have been met (to be provided at the sole cost and expense of the Grantors) and upon the satisfaction of such conditions precedent hereunder, the Collateral Agent and Trustee shall release (i) any portion of the Collateral as to the release of which the consent of the Representative of each class of Secured Creditors has been obtained, and (ii) all Collateral upon discharge of all Obligations under the Debt Instruments and the Security Agreements.

         (c) Upon receipt of such Officer's Certificate described in paragraph
(b) above, the Collateral Agent and Trustee shall, at the Company's expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or this Agreement and the other Security Agreements, as the case may be. Whenever Collateral is to be released pursuant to this Section 3.3, the Collateral Agent and Trustee shall execute any document or termination statement reasonably necessary to release the Lien of this Agreement or this Agreement and the other Security Agreements, as the case may be.

         (d) Notwithstanding the other provisions of this Section 3.3, so long as no Event of Default shall have occurred and be continuing, upon the Collateral Agent and Trustee's receipt of (i) any amounts payable to the Collateral Agent and Trustee, as Mortgagee, pursuant to Article I, Section 20 of the Mortgages, (ii) Event of Loss Proceeds or (iii) Net Available Cash attributable to a Sold Mortgaged Vessel for a Vessel, such amounts, Event of Loss Proceeds or Net Available Cash will be delivered to the Indenture Trustee for application pursuant to the terms of the Indenture;


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provided, however, if the Company is required to use such proceeds to redeem
Notes pursuant to the Indenture, then all such amounts, Net Available Loss Proceeds or Net Available Cash attributable to such Sold Mortgaged Vessel received by the Collateral Agent and Trustee shall be distributed upon its receipt thereof by the Collateral Agent and Trustee in the order of priority specified below:

                  FIRST: to the Lender, the Indenture Trustee and the Collateral Agent and Trustee, pro rata to each of them in accordance with the amounts owed, an amount equal to any accrued and unpaid fees due the Lender under the Credit Agreement, any Indenture Trustee and Collateral Agent and Trustee fees and all reasonable expenses and charges incurred by or on behalf of the Lender, the Indenture Trustee and the Collateral Agent and Trustee in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Debt Instruments or any of the Security Agreements (including the reasonable fees and expenses of counsel) in each case as certified in writing to the Collateral Agent and Trustee by the Lender, the Indenture Trustee or the Collateral Agent and Trustee, as the case may be;

                  SECOND: to the Lender, an amount, as certified in writing to the Collateral Agent and Trustee by the Lender, equal to the sum of (i) product of (x) the Vessel Percentage for such Vessel as of the applicable Sale Date or Loss Date, as the case may be, and (y) the any amounts owing pursuant to the Credit Agreement with respect to Working Capital Loans and (ii) all accrued and unpaid interest thereon;

                  THIRD: to the Indenture Trustee for the benefit of the holders of the Notes, an amount, as certified in writing to the Collateral Agent and Trustee by the Indenture Trustee, equal to the Redemption Amount required to be redeemed pursuant to Section 4.17(b) of the Indenture; and

                  FOURTH: to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, the excess, if any.

         SECTION 3.4. LIMITATION ON COLLATERAL AGENT AND TRUSTEE'S DUTY IN RESPECT OF COLLATERAL. Beyond its duties as to the custody thereof expressly provided herein or in any other Security Agreement and to account to the Secured Creditors and the Grantors for moneys and other property received by it under any Security Agreement, the Collateral Agent and Trustee shall not have any duty to the Secured Creditors or the Grantors as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent and Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

         SECTION 3.5. COLLATERAL AGENT AND TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Grantors hereby appoint the Collateral Agent and Trustee as the Grantors' attorney-in-fact, with full authority in the place and stead of the Grantors and in the name of the Grantors or otherwise, from time to time in the Collateral Agent and Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent and Trustee may deem necessary or advisable in order to accomplish the purposes of this Article III, including to receive, endorse and collect all instruments made payable to the Grantors representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

         SECTION 3.6. COLLATERAL AGENT AND TRUSTEE MAY PERFORM. If the Grantors fail to perform any agreement contained in this Article III, the Collateral Agent and Trustee may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Collateral Agent and Trustee incurred in connection therewith shall be payable by the Grantors upon demand as provided in Section 4.3.


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         SECTION 3.7. APPLICATION OF PROCEEDS AFTER EVENT OF DEFAULT. Upon the
occurrence and during the continuance of an Event of Default and after the acceleration of any Secured Debt pursuant to the Debt Instruments (so long as such acceleration has not been rescinded), any cash held by the Collateral Agent and Trustee as Collateral and all cash proceeds received by the Collateral Agent and Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be distributed by the Collateral Agent and Trustee in the order of priority specified below:

                  FIRST: to the Lender, the Indenture Trustee and the Collateral Agent and Trustee, pro rata to each of them in accordance with the amounts owed, an amount equal to any accrued and unpaid fees owing to the Lender under the Credit Agreement, any Indenture Trustee and Collateral Agent and Trustee fees and all reasonable expenses and charges incurred by or on behalf of the Lender, the Indenture Trustee and the Collateral Agent and Trustee in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Debt Instruments or any of the Security Agreements (including the reasonable fees and expenses of counsel) in each case as certified in writing to the Collateral Agent and Trustee by the Lender, the Indenture Trustee or the Collateral Agent and Trustee, as the case may be;

                  SECOND: to the Lender, an amount, as certified in writing to the Collateral Agent and Trustee by the Lender, equal to any amounts owing pursuant to the Credit Agreement with respect to Working Capital Loans, including all accrued and unpaid interest thereon;

                  THIRD: to the Indenture Trustee for the benefit of the holders of the Notes, an amount, as certified in writing to the Collateral Agent and Trustee by the Indenture Trustee, equal to any accrued and unpaid interest in respect of the Notes then outstanding;

                  FOURTH: to the Indenture Trustee for the benefit of the holders of the Notes, an amount, as certified in writing to the Collateral Agent and Trustee by the Indenture Trustee, equal to the outstanding principal of the Notes; and

                  FIFTH: to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, the excess, if any.

         SECTION 3.8. COLLATERAL AGENT AND TRUSTEE'S CALCULATIONS. All distributions made by the Collateral Agent and Trustee pursuant to this Article III shall (subject to any decree of any court of competent jurisdiction) be final, and the Collateral Agent and Trustee shall have no duty to inquire as to the application of any amounts so distributed. However, if at any time the Collateral Agent and Trustee determines that an allocation or distribution previously made pursuant to this Article III was based on a mistake of fact, the Collateral Agent and Trustee may in its sole discretion, but shall not be obligated to, adjust subsequent allocations and distributions thereunder upon written confirmation from the Company of the amount of such allocations and distributions so that, on a cumulative basis, the Secured Creditors receive the distributions to which they would have been entitled if such mistake of fact had not been made.

         SECTION 3.9. CONTINUING LIEN. Except as provided in Section 4.5, this Agreement shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Grantors and their successors and assigns and (iii) enure to the benefit of the Collateral Agent and Trustee and its successors, transferees and assigns.

                                   ARTICLE IV
                        THE COLLATERAL AGENT AND TRUSTEE

         SECTION 4.1. NATURE OF DUTIES. The Collateral Agent and Trustee shall be responsible for taking only such actions as are expressly set forth herein or any instructions received from any


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Representative and given in accordance and not in contravention with the provisions hereof or any other Security Agreement and no implied duties or obligations shall be read into this Agreement or any such instructions or other Security Agreement. Notwithstanding any provision in any other Security Agreement, neither the Collateral Agent and Trustee nor any of its officers, directors, employees, agents or representatives shall be liable for any claims, losses, damages, penalties, actions, judgments, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action the Collateral Agent and Trustee takes or omits to take hereunder or under any Security Agreement or in connection herewith or therewith, unless caused by its or their gross negligence, bad faith or wilful misconduct. The Collateral Agent and Trustee may perform any of its duties hereunder by or through its agents or employees.

         Subject to Section 5.1(f) hereof, the Collateral Agent and Trustee shall at all times be entitled to follow instructions of the Senior Representative delivered or deemed to be delivered in accordance with this Agreement, notwithstanding the fact that the same Person may be acting in both such capacities hereunder, and all Secured Creditors shall be bound by any action taken by the Collateral Agent and Trustee in accordance therewith.

         SECTION 4.2. LACK OF RELIANCE ON THE COLLATERAL AGENT AND TRUSTEE. The Collateral Agent and Trustee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Representative or any Secured Creditor with any credit or other information with respect to the Company or any of its Affiliates whether coming into its possession before the date hereof or at any time or times thereafter.

         SECTION 4.3. COMPENSATION AND INDEMNIFICATION. (a) Each of the Grantors agrees, jointly and severally, to pay to the Collateral Agent and Trustee, from time to time upon demand, reasonable compensation for the services of the Collateral Agent and Trustee hereunder and under the other Security Agreements and all reasonable fees, costs and expenses of the Collateral Agent and Trustee (including the reasonable expenses, fees and disbursements of counsel, agents and experts of the Collateral Agent and Trustee) incurred by the Collateral Agent and Trustee in connection with (i) the preparation, execution, delivery, administration, modification, amendment or termination of this Agreement, each Security Agreement or the enforcement of any of the provisions hereof or thereof, (ii) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral pursuant to this Agreement or any other Security Agreement, (iii) the preservation, protection, defense, exercise or enforcement of any of the rights of the Collateral Agent and Trustee under this Agreement or the other Security Agreements and in and to the Collateral arising under applicable law or (iv) the failure by any of the Grantors to perform or observe any of the provisions of this Agreement or any other Security Agreement. When the Collateral Agent and Trustee incurs expenses or renders services after an Event of Default, such expenses and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

         (b) Each of the Grantors hereby agrees, jointly and severally, to indemnify the Collateral Agent and Trustee, each Representative and each Secured Creditor for, and hold each of them harmless against, any future claim for liability for any stamp, transfer or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with any Security Agreement or any Collateral; PROVIDED, HOWEVER, that the Grantors shall not be obligated under this paragraph
(b) in respect of any income tax or any tax imposed in connection with any transfer of securities.

         (c) Each of the Grantors hereby agrees, jointly and severally, to pay or to reimburse the Collateral Agent and Trustee for any and all amounts in respect of all search, filing, recording and registration fees, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of each Security Agreement.



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         (d) Each of the Grantors hereby agrees, jointly and severally, to indemnify the Collateral Agent and Trustee (including within such term for purposes of this Section 4.3, its officers, directors, employees and agents) for, and hold it and them harmless, in its capacity as Collateral Agent and Trustee, against, any and all claims, demands, expenses (including reasonable compensation, disbursements and expenses of the Collateral Agent and Trustee's agents, experts and counsel), losses, obligations, damages, penalties, actions, judgments, suits, costs, liabilities or disbursements of any kind and nature whatsoever (the "Indemnified Obligations") which may be imposed on, incurred by or asserted against the Collateral Agent and Trustee in its capacity as such (or such officers, directors, employees or agents) howsoever arising. The Collateral Agent and Trustee shall notify each of the Grantors promptly of any claim asserted against the Collateral Agent and Trustee for which it may seek indemnity; PROVIDED, HOWEVER, that the Collateral Agent and Trustee's failure to notify any Grantor of any such claim shall not affect the Collateral Agent and Trustee's right to indemnification except to the extent that such failure to notify is materially prejudicial to such Grantor's ability to defend such claim. The Grantors shall defend any such claim and the Collateral Agent and Trustee shall reasonably cooperate at the Grantor's expense in such defense. The Collateral Agent and Trustee shall have separate counsel and the Grantors shall pay the reasonable fees and expenses of such counsel; PROVIDED, HOWEVER, that the Grantors will not be required to pay such fees and expenses from and after the date it assumes the Collateral Agent and Trustee's defense so long as there is no material conflict of interest between the Grantors and the Collateral Agent and Trustee in connection with such defense. In the event of a material conflict of interest, the Collateral Agent and Trustee's right to reimbursement of reasonable fees and expenses of its separate counsel shall be restored. The Grantors need not pay for any settlement made without their prior written consent. The Grantors need not reimburse any expense or indemnify against any Indemnified Obligation to the extent incurred by the Collateral Agent and Trustee through its gross negligence, bad faith or wilful misconduct. Each of the Grantors agrees, jointly and severally, to pay, and to save the Collateral Agent and Trustee and the Representatives harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement or any other Security Agreement. Each of the Grantors agrees, jointly and severally, to pay, and to save the Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with this Agreement or any other Security Agreement; PROVIDED, HOWEVER, that this sentence shall not obligate the Grantors in respect of any income tax or any tax imposed in connection with any transfer of Notes.

         (e) All obligations set forth in this Section 4.3 shall survive the execution, delivery and termination of this Agreement and the other Security Agreements and the payment or other satisfaction of all the obligations.

         SECTION 4.4. COLLATERAL AGENT AND TRUSTEE'S DEALINGS WITH THE COMPANY. The Collateral Agent and Trustee may accept deposits from, lend money to, or generally engage in any kind of banking, trust or other business with the Company or any of its Affiliates, in each case as if it were not the Collateral Agent and Trustee hereunder.

         SECTION 4.5. RESIGNATION BY OR REMOVAL OF THE COLLATERAL AGENT AND TRUSTEE. (a) The Collateral Agent and Trustee may resign from the performance of all its functions and duties hereunder and under the other Security Agreements at any time by giving 30 days' prior written notice to the Company and the Representatives. The Senior Representative may (with the prior written consent of the Lender which shall not be unreasonably withheld or delayed), at any time, remove the Collateral Agent and Trustee by giving 30 days' prior written notice to the Collateral Agent and Trustee, the Company and each other Representative. The Company shall have the right to remove the Collateral Agent and Trustee by written notice to the Collateral Agent and Trustee and the Representatives if
(i) the Collateral Agent and Trustee fails to be an Acceptable Bank, (ii) the Collateral Agent and Trustee is adjudged bankrupt or insolvent; (iii) a receiver or other public officer


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takes charge of the Collateral Agent and Trustee or its property, or (iv) the
Collateral Agent and Trustee otherwise becomes incapable of acting. Such resignation or removal shall take effect upon the appointment of a successor Collateral Agent and Trustee pursuant to paragraph (b) or (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation or removal, the Senior Representative shall, with prior notice to the Company, appoint a successor Collateral Agent and Trustee hereunder, which shall be an Acceptable Bank. If a successor Collateral Agent and Trustee shall not have been so appointed and take office within 30 days after the retiring Collateral Agent and Trustee resigns or is removed, the Company shall then appoint a successor Collateral Agent and Trustee which shall be an Acceptable Bank and which shall serve as Collateral Agent and Trustee hereunder until such time, if any, as the Senior Representative appoints a successor Collateral Agent and Trustee as provided above. If no successor Collateral Agent and Trustee shall have been so appointed by the Company or the Senior Representative and accepted appointment in the manner herein provided, the Collateral Agent and Trustee or any Secured Creditor may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent and Trustee.

         (c) A successor Collateral Agent and Trustee shall deliver a written acceptance of its appointment to the retiring Collateral Agent and Trustee, to the Company and each Representative. Immediately thereafter, the retiring Collateral Agent and Trustee shall transfer all property held by it as Collateral Agent and Trustee to the successor Collateral Agent and Trustee and, at the expense of the Company, shall execute and deliver to the successor Collateral Agent and Trustee such documents as are necessary to perfect or maintain the Liens created under the Security Agreements, including any documents necessary to assign or transfer all interests of the retiring Collateral Agent and Trustee in the Collateral to the successor Collateral Agent and Trustee, in a form adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent and Trustee in the same position as the retiring Collateral Agent and Trustee with respect to the Collateral. Thereafter, the resignation or removal of the retiring Collateral Agent and Trustee shall become effective, the retiring Collateral Agent and Trustee shall have no further duty or obligation hereunder and the successor Collateral Agent and Trustee shall have all the rights, powers and duties of the Collateral Agent and Trustee under this Agreement. Any successor Collateral Agent and Trustee shall give notice of its succession to each Secured Creditor as of the date of such succession.

         (d) If the Collateral Agent and Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is an Acceptable Bank, be the successor Collateral Agent and Trustee. The transferring, merging or converting Collateral Agent and Trustee shall have all documents necessary to perfect or maintain the Liens created under the Security Agreements, including any documents necessary to assign or transfer all interests of the transferring, merging or converting Collateral Agent and Trustee in the Collateral, executed and delivered in a form adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent and Trustee in the same position as the transferring, merging or converting Collateral Agent and Trustee with respect to the Collateral.

         (e) Any person acting as Collateral Agent and Trustee shall continue to be entitled to receive compensation and indemnification as provided in Section
4.3 hereof so long as such Person acts as Collateral Agent and Trustee hereunder; PROVIDED, HOWEVER, a retiring Collateral Agent and Trustee shall be entitled to the indemnification as provided in Section 4.3.

         (f) Nothing herein shall prevent any Representative that is also an Acceptable Bank from also serving as the Collateral Agent and Trustee.

         SECTION 4.6. ADVICES; ACTIONS REQUESTED OF COLLATERAL AGENT AND TRUSTEE. (a) The Collateral Agent and Trustee shall forward promptly to each Representative a copy of each notice, certificate, instruction or other communication received by the Collateral Agent and Trustee from the Company or any other Representative under this Agreement, any other Security Agreement or any of the Debt Instruments (except for any which the Company shall be obligated to furnish directly to such Representative). The Collateral Agent and Trustee shall also promptly furnish to each Representative, upon its written request, such other information and documents concerning the Collateral and the Collateral Agent and Trustee's actions with respect thereto as such Representative may reasonably request.

         (b) In connection with any request by the Company to the Collateral Agent and Trustee to give its consent pursuant to a provision in any Security Agreement (other than a consent to amend any Security Agreement), the Collateral Agent and Trustee shall be deemed to be authorized by each Representative to give its consent to the Company on behalf of such Representative at any time after the Specified Date (as defined below) upon the following conditions:

                  (i) the Company shall provide an Officers' Certificate to the Collateral Agent and Trustee stating that (A) written notice was duly sent, in accordance with the applicable Debt Instrument, to all the Secured Creditors to the effect that the Company intended to seek the consent of the Collateral Agent and Trustee, (B) that such notice explained in reasonable detail the circumstances surrounding the consent sought, (C) that such notice explained that the Collateral Agent and Trustee was permitted pursuant to this Agreement to give its consent as requested unless any such Representative notifies the Collateral Agent and Trustee on or prior to the date specified (the "Specified Date") in such notice (which shall not be less than 30 days after the effectiveness of such notice) that it has received written objection from Secured Creditors representing, in the aggregate, 25% or more of the aggregate principal amount of the Secured Debt for which such Representative is acting (or, with respect to the Credit Agreement, written objection from the Lender), and (D) that such notice informed the Secured Creditors that if they had any objection to the Collateral Agent and Trustee's giving such consent, they should notify such Representative prior to the Specified Date;

                  (ii) the Company shall have provided to the Collateral Agent and Trustee and the Representatives copies of the notice referred to above; and

                  (iii) any such Representative shall not have notified the Collateral Agent and Trustee to withhold its consent as a result of such Representative's receipt of objection from Secured Creditors representing, in the aggregate, 25% or more of the aggregate principal amount of the Secured Debt for which such Representative is acting (or with respect to the Credit Agreement, written objection from Lender).

         SECTION 4.7. CO-COLLATERAL AGENT AND TRUSTEE; SEPARATE COLLATERAL AGENT AND TRUSTEE. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent and Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Agent and Trustee, or the Collateral Agent and Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Creditors, or the Majority Secured Creditors or the Indenture Trustee shall in writing so request, or the Collateral Agent and Trustee shall deem it desirable for its own protection in the performance of its own duties under any Security Agreement, the Collateral Agent and Trustee, the Indenture Trustee and the Company as shall be necessary or prudent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and Trustee and the Company, either to act as co-agent or co-agents of all or any of the Collateral under any of the Security Agreements jointly with the Collateral Agent and Trustee originally named herein or therein or any successor Collateral Agent and Trustee, or to act as separate agent or agents of any of the Collateral (any of the foregoing, a "Co-Collateral Agent and

Trustee"). If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Agent and Trustee to do so, the Collateral Agent and Trustee may act under the foregoing provisions of this Section 4.7(a) without the concurrence of the Company and execute and deliver such instruments and agreements on behalf of the Company. The Company hereby appoints the Collateral Agent and Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 4.7(a) in either of such contingencies.

         (b) Every Co-Collateral Agent and Trustee, other than any successor Collateral Agent and Trustee appointed pursuant to Section 4.5, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred upon the Collateral Agent and Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent and Trustee or any agent appointed by the Collateral Agent and Trustee;

                  (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent and Trustee under the relevant Security Agreements shall be conferred or imposed and exercised or performed by the Collateral Agent and Trustee and such separate agent or separate agents or co-agent or co-agents, jointly, as shall be provided in the instrument appointing such separate agent or separate agents or co-agent or co-agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent and Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent and Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co-agent or co-agents;

                  (iii) no power given by any Security Agreement to, or which it is provided herein or therein may be exercised by, any such co-agent or co-agents or separate agent or separate agents, shall be exercised hereunder or thereunder by such co-agent or co-agents or separate agent or separate agents except jointly with, or with the consent in writing of, the Collateral Agent and Trustee, anything contained in any Security Agreement to the contrary notwithstanding;

                  (iv) no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

                  (v) the Company and the Collateral Agent and Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate agent or co-agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate agent or co-agent, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Agent and Trustee to do so, the Collateral Agent and Trustee shall have the power to accept the resignation of or remove any such separate agent or co-agent and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Collateral Agent and Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent and Trustee shall have appointed a separate agent or separate agents or co-agent or co-agents as above provided, the Collateral Agent and Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent or co-agent and the successor to any such separate agent or co-agent shall be appointed by the Company and the Collateral Agent and Trustee, or by the Collateral Agent and Trustee alone pursuant to this Section 4.7(b).

                                    ARTICLE V
                              EXERCISE OF REMEDIES

                  SECTION 5.1. EXERCISE OF REMEDIES UNDER SECURITY AGREEMENTS.
(a) If any Representative has notice of a Potential Payment Event of Default or Event of Default, such Representative shall promptly give written notice to the other Representatives and to the Collateral Agent and Trustee. As promptly as practicable, after receipt of such notice of Potential Payment Event of Default or Event of Default, the Senior Representative shall give written instructions to the Collateral Agent and Trustee as to the actions, if any, that are permitted by the Debt Instruments and the Security Agreements to be taken by the Collateral Agent and Trustee. Upon receipt by the Collateral Agent and Trustee of notice of a Potential Payment Event of Default or Event of Default and written instructions from the Senior Representative as to such actions, if any, to be taken by the Collateral Agent and Trustee, the Collateral Agent and Trustee shall, within four Business Days after receipt of such instructions and subject to its receipt of written indemnity as provided in Section 5.1(d) hereof, commence the taking of such actions, as specifically instructed in writing by the Senior Representative or, in the event the Senior Representative fails to deliver such instructions, by the Majority Secured Creditors. If any Potential Payment Event of Default or Event of Default which was the basis for the giving of a notice to the Collateral Agent and Trustee shall be cured or waived in accordance with the terms of the applicable Debt Instrument, any direction to the Collateral Agent and Trustee to take any action in connection with such notice shall be deemed rescinded with respect to any action to be taken by the Collateral Agent and Trustee upon notification by the Representative to the Collateral Agent and Trustee under the applicable Debt Instrument of such cure or waiver, as applicable.

                  In no event may any Representative direct the exercise by the Collateral Agent and Trustee, nor shall the Collateral Agent and Trustee exercise, any remedy which would result in the discharge of any of the Obligations by reason of any antideficiency statute or law relating to sales of Collateral other than through judicial proceedings.

                  (b) Prior to the occurrence of a Potential Payment Event of Default or an Event of Default and receipt of a notice to such effect by the Collateral Agent and Trustee pursuant to Section 5.1(a) hereof, in the event (i) the Collateral Agent and Trustee shall receive any written request from the Company under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto or (ii) there shall be due to the Collateral Agent and Trustee under the provisions of any Security Agreement any performance or the delivery of any instrument or (iii) a Responsible Officer of the Collateral Agent and Trustee shall have actual knowledge of any nonperformance by the Company of any covenant or any breach of any representation or warranty set forth in any Security Agreement, then, in each such event, the Collateral Agent and Trustee shall advise the Representatives in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent and Trustee has become aware; PROVIDED, HOWEVER, that, subject to Section 4.6(b), the Senior Representative shall have the exclusive authority to direct (subject to the right of the Majority Secured Creditors to otherwise direct in the absence of such direction) the Collateral Agent and Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above.

                  (c) All the Secured Creditors shall be bound by any instruction or direction given by the Senior Representative or, in the absence of such instructions or direction, by the Majority Secured Creditors pursuant to this Section 5.1 or deemed given pursuant to Section 4.6(b). The Representatives shall take such actions as are necessary to enable the Collateral Agent and Trustee to comply with the provisions of the Security Agreements. Anything in this Agreement to the contrary notwithstanding, under no circumstances shall the Senior Representative have, or be deemed to have, any fiduciary or other duty to any other Representative or any Secured Creditor with respect to actions it is permitted to take hereunder, and the Senior Representative shall at all times be entitled to take, and fully protected in taking, such actions in accordance with instructions received under and pursuant to the Credit Agreement or the Indenture, as the case may be.

                  (d) The Collateral Agent and Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Collateral Agent and Trustee need not investigate any fact or matter stated in any such document. Before the Collateral Agent and Trustee acts or refrains from acting it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel (to be delivered at the expense of the Company or any other source deemed acceptable to the Collateral Agent and Trustee, at its sole discretion) or both. The Collateral Agent and Trustee shall not be liable for any action it takes, omits to take or suffers in good faith in reliance on any such certificate or opinion or in accordance with a direction or instruction received by it from any Representative hereunder.

                  The Collateral Agent and Trustee may act through its attorneys and agents and shall not be responsible for the misconduct of any agent appointed with due care. The Collateral Agent and Trustee shall not be liable for any action it takes or omits to take in the good faith belief that such act or omission was authorized or within its rights or powers conferred upon it hereunder or under the other Security Agreements. The Collateral Agent and Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Collateral Agent and Trustee, upon specific written instructions from any Representative, may make such further inquiry or investigation into such facts or matters in accordance with such instructions.

                  The Collateral Agent and Trustee shall be under no obligation to exercise any of the rights or powers vested in it hereunder or by any Security Agreement at the request, order or direction of any Representative or pursuant to Section 4.6(b) or Section 5.1 hereof, unless the Collateral Agent and Trustee shall have been provided by any Representative, by any other Secured Creditor or by the Company, as may be agreed at the time, security or indemnity satisfactory to the Collateral Agent and Trustee in its sole discretion and from any source acceptable to the Collateral Agent and Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Upon receipt of such security or indemnity, however, the Collateral Agent and Trustee shall act upon the specific instructions of the Senior Representative. Notwithstanding the foregoing, the Collateral Agent and Trustee shall not take such action if such action would violate the terms hereof or of any of the Security Agreements.

                  The Collateral Agent and Trustee is acting hereunder not in its individual capacity but solely as agent for the Representatives, and the Collateral Agent and Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Debt Instruments, the Credit Agreement, the Notes, this Agreement or any other Security Agreement, shall not be responsible for the use by the Grantors of any funds payable to or retainable by the Grantors hereunder and shall not be responsible for the accuracy of any statements, certifications or other information provided to it by the Grantors or any other person pursuant hereto. The Collateral Agent and Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Collateral Agent and Trustee unless it is proved that the Collateral Agent and Trustee was negligent in ascertaining the pertinent facts. Any reference herein to knowledge of the Collateral Agent and Trustee with respect to any circumstance, fact or event shall mean the actual knowledge of a responsible officer in the corporate trust department of the Collateral Agent and Trustee. Except following the occurrence and during the continuance of an Event of Default, the Collateral Agent and Trustee undertakes to perform such duties, and only such duties, as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent and Trustee. If an Event of Default has occurred and is continuing, the Collateral Agent and Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (e) Each of the Grantors hereby irrevocably constitutes and appoints the Collateral Agent and Trustee and any officer or agent thereof, with full power of substitution, as its respective true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, as the case may be, from time to time in the Collateral Agent and Trustee's discretion, so long as any Event of Default is in effect, to take any and all appropriate action directed by the Senior Representative, the Majority Secured Creditors or the Lender pursuant to the terms of this Agreement and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms hereof and accomplish the purposes hereof and, without limiting the generality of the foregoing or any of the rights conferred on the Collateral Agent and Trustee, whether in its own right or as assignee of the Grantors; pursuant to the other Security Agreements, each of the Grantors hereby gives the Collateral Agent and Trustee the power and right on its behalf, without notice to or further assent by any other Grantor, so long as any Event of Default is in effect, to do the following (to the extent the Collateral Agent and Trustee is directed to do so by the Senior Representative, the Majority Secured Creditors or the Lender pursuant to the terms of this Agreement):

               (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

              (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments taken or received by the Collateral Agent and Trustee as, or in connection with, the Collateral;

             (iii) to commence, prosecute, defend, settle, compromise, compound or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

              (iv) sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Collateral Agent and Trustee were the absolute owner thereof;

               (v) to do, at its option and at the expense and for the account of the Grantors, at any time or from time to time, all acts and things which the Collateral Agent and Trustee shall deem necessary or advisable to protect or preserve the Collateral and to realize upon the Collateral;

              (vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto; and

             (vii) to exercise any of the remedies set forth in the Security Agreements;

PROVIDED that, except as provided in Section 3.7, the Collateral Agent and Trustee shall give each of the Grantors not less than 30 days' prior written notice of the time and place of any sale or other intended disposition of any Collateral. Each of the Grantors agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

         (f) Notwithstanding anything to the contrary contained in this Agreement or any of the Security Agreements, in the event that the Working Capital Loans have been accelerated pursuant to the terms of the Credit Agreement after the occurrence of an Event of Default thereunder, the Lender shall have the right to request the Senior Representative to direct the Collateral Agent and Trustee to take the actions permitted by the Debt Instruments and the Security Agreements. If, after being requested to do so, the Senior Representative fails to give such direction within 90 days after the receipt of the Lender's request, then the Lender shall have the right to so direct the Collateral Agent and Trustee; PROVIDED, HOWEVER, that the Senior Representative may at any time thereafter resume the direction of the Collateral Agent and Trustee so long as the Senior Representative does not terminate the actions commenced by the Collateral Agent and Trustee without the prior written consent of the Lender.

                                   ARTICLE VI
                               PRIORITY OF RIGHTS

                  SECTION 6.1. PRIORITY OF RIGHTS. The Indenture Trustee and each holder of the Notes (a) agree that the lien and security interests of the Lender in the Collateral, including its interests in any payments to be made from the proceeds of any sale, loss or other disposition thereof, shall, irrespective of the time, manner or order of perfection, grant or creation of any security interests or Liens in the Collateral on behalf of any Secured Creditor or the incurrence of any such Notes or Indebtedness and notwithstanding any provision of the Uniform Commercial Code or any applicable law of any jurisdiction or any other circumstance, be prior to the lien and security interests of the Indenture Trustee and the holders of the Notes in the Collateral, including their interests in any such payments, and any Lien of the Indenture Trustee in the Collateral now or hereafter held and regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate to all Liens in the Collateral held by the Lender (and from time to time agree to execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same) and
(b) agree not to contest or support any other Person in contesting, in any proceeding (including without limitation any insolvency or liquidation proceeding), the priority, validity or enforceability of the Lien held by the Lender in the Collateral.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. FURTHER ASSURANCES. Each party hereto covenants to execute and deliver, in each case at the Company's expense, such further instruments and to take such further action as the Collateral Agent and Trustee may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         SECTION 7.2. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Company and the Subsidiary Guarantors:

c/o Maples and Calder
P.O. Box 309
South Church Street
George Town, Grand Cayman
Cayman Islands, British West Indies

To the Collateral Agent and Trustee:

The First National Bank of Maryland
Trust Division
16th Floor
25 South Charles Street
Baltimore, Maryland 21203

To the Indenture Trustee:

The First National Bank of Maryland
Trust Division
16th Floor
25 South Charles Street
Baltimore, Maryland 21203

To the Lender:
The Bank of New York
One Wall Street
New York, New York 10286

Any party hereto may by notice to each other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party hereto shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). A copy of any notice given under this Agreement to any party shall also be given to each other party hereto.

         SECTION 7.3. BINDING AGREEMENT; ASSIGNMENT; OBLIGATIONS SEVERAL. This Agreement shall be binding upon the Grantors and each of their successors and assigns, and inure, together with the rights and remedies of the Collateral Agent and Trustee hereunder, to the benefit of the Collateral Agent and Trustee, each Representative and each Secured Creditor and each of their respective successors, transferees and assigns; no other Persons (including any other creditor of the Company) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause, the Collateral Agent and Trustee and any Representative and Secured Creditor may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such party herein or otherwise. Neither this Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted herein or in the Debt Instruments or the Security Agreements, may be assigned by any Grantor; PROVIDED, HOWEVER, that this Agreement may be assigned by a Grantor to any person that shall become a successor obligor of such Grantor under the Debt Instruments in compliance with the Indenture if such person executes and delivers an amendment hereto whereby it expressly assumes all obligations of the Company hereunder as if it were an original party hereto. This Agreement shall be deemed to be automatically assigned by the Collateral Agent and Trustee to any person who succeeds to the Collateral Agent and Trustee in accordance with
Section 4.5 hereof, and such assignee shall have all rights and powers of, and act as, the Collateral Agent and Trustee hereunder, and this Agreement shall be deemed to be automatically assigned by any of the Representatives to those persons who succeed to any of them in accordance with the provisions of the applicable Debt Instrument. Except as otherwise expressly provided herein, the obligations of each of the parties under this Agreement are several and not joint, it being expressly agreed that no Representative shall be liable for the failure of any other Representative to perform its duties or obligations hereunder.

         SECTION 7.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, except to the extent that the laws of any other jurisdiction may be mandatorily applicable.

         SECTION 7.5. EFFECTIVENESS; TERMINATION. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Collateral Agent and Trustee. This Agreement shall remain effective until, and terminate when, all Obligations are indefeasibly satisfied and the Collateral Agent and Trustee receives written notification from each Representative that the Obligations owed to such Representative have been so satisfied in full. Upon termination of this Agreement, the Collateral Agent and Trustee, at the Company's sole cost and expense, shall reassign and redeliver to the Grantors any Collateral which has not been sold, disposed of, retained or applied by the Collateral Agent and Trustee in accordance with the terms hereof or of any other Security Agreement. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent and Trustee, and shall be at the expense of the Company. Thereafter, no Security Agreement shall constitute a Lien upon or grant any security interest in any of the Collateral and the Collateral Agent and Trustee shall, at the Company's expense and pursuant to the Company's written instructions, deliver to the Company written acknowledgment thereof and of cancelation of this Agreement and all other Security Agreements in a form as reasonably requested by the Company and adequate for proper filing or recording in such offices and such jurisdictions as the Company reasonably deems necessary to release the Liens created under the Security Agreements. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must be otherwise returned upon the insolvency, bankruptcy or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made and, if applicable, this Agreement had not been terminated.

         SECTION 7.6. AMENDMENT. This Agreement may be amended, changed, waived, discharged or terminated with the written consent of the Company and the Representatives (who shall only grant such consent in accordance with the relevant provisions of the appropriate Debt Instrument). If in the opinion of the Collateral Agent and Trustee any document required to be executed pursuant to the terms of this Section 7.6 affects any interest or right or duty or immunity or indemnity in favor of the Collateral Agent and Trustee under this Agreement or any other Security Agreement, the Collateral Agent and Trustee may in its discretion decline to execute such document.

         SECTION 7.7. DISCRETION OF THE COLLATERAL AGENT AND TRUSTEE. Any right, power or authority granted hereunder or under any other Security Agreement to the Collateral Agent and Trustee to be exercised by the Collateral Agent and Trustee in its discretion, shall be deemed to be duly exercised in accordance with this Agreement upon receipt by the Collateral Agent and Trustee of written instructions signed by the Senior Representative (subject to Section 5.1(f) and subject to the right of the Majority Secured Creditors to otherwise direct in the absence of such direction) as to such right, power or authority to be exercised and the exercise by the Collateral Agent and Trustee in accordance therewith.

         SECTION 7.8. INCONSISTENT PROVISIONS. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any other Security Agreement, such provision of this Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision of any of the Debt Instruments, upon receipt of written notification from the Representative, such provision of such Debt Instrument shall be controlling, and shall supersede such inconsistent provisions hereof to the extent necessary to give full effect to such provision of such Debt Instrument.

         SECTION 7.9. SEVERABILITY. In the event that any provision contained in this Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof or of such provision under the laws of any other jurisdiction; PROVIDED, HOWEVER, that in the construction and enforcement of such provisions under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

         SECTION 7.10. HEADINGS. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.



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



         SECTION 7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Collateral Agent and Trustee and with each Representative.

         SECTION 7.12. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Company and each of the Subsidiary Guarantors (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Kylco Maritime (USA), Inc. ("Kylco USA"), (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, Borough of Manhattan or brought by the Collateral Agent and Trustee (whether in its individual capacity or in its capacity as Collateral Agent and Trustee hereunder), the Indenture Trustee (whether in its individual capacity or in its capacity as Indenture Trustee under the Indenture) or the Lender and acknowledges that Kylco USA has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Kylco USA and written notice of said service to the Company or the applicable Subsidiary Guarantor, shall be deemed in every respect effective service of process upon the Company or such Subsidiary Guarantor, as the case may be, in any such suit or proceeding. The Company and each of the Subsidiary Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Kylco USA in full force and effect so long as this Agreement shall be in full force and effect.

         The Company and each of the Subsidiary Guarantors hereby irrevocably and unconditionally waive, to the fullest extent they may legally effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Security Agreements in any federal or state court in the State of New York, Borough of Manhattan. The Company and each of the Subsidiary Guarantors hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         To the extent either the Company or any of the Subsidiary Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in this Agreement and the other Security Agreements, to the extent permitted by law.

         IN WITNESS WHEREOF, the Collateral Agent and Trustee, the Indenture Trustee, the Lender, the Company and the Subsidiary Guarantors have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    The First National Bank of Maryland, as
                                    Collateral Agent and Trustee and Indenture
                                    Trustee
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    The Bank of New York
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium Seacarriers, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Conifer Shipping Company Limited
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Topscale Shipping Company, Limited
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Rapid Ocean Carriers
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Ivy Navigation, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Oakmont Shipping and Trading, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium Majestic, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium Yama, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium Amethyst, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium Elmar, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium Aleksander, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium II, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium III, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium IV, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium V, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium VI, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium VII, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer

                                    Millenium VIII, Inc.
                                    By:  /s/ Vassilios M. Livanos
                                         -----------------------------
                                    Name:    Vassilios M. Livanos
                                    Title:   Chief Executive Officer